SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): NOVEMBER 14, 2000


                                TRIBEWORKS, INC.
             (Exact name of registrant as specified in its charter)

                                    000-28675
                            (Commission File Number)

         DELAWARE                                          94-3370795
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
        incorporation)


                                988 MARKET STREET
                             SAN FRANCISCO, CA 94102
             (Address of principal executive offices, with zip code)

                                 (415) 674--5555
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.


         Effective March 9, 2001, the Board of Directors approved a change in certifying accountants from W. Alan Jorgensen, CPA ("Jorgensen") to Tauber & Balser, P.C. The previous accountant, Jorgensen, sold his business and resigned as the principal accountant for Tribeworks, Inc. ( the "Company").

         The reports of Jorgensen on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that Jorgensen has advised the Company that his opinion on the Company's financial statements has been modified to express a "going concern qualification" regarding his uncertainties about the Company's ability to continue as a going concern.

         During the Company's fiscal years ended December 31, 1998 and December 31, 1999, and the period subsequent to November 14, 2000 preceding Jorgensen's resignation, there were no disagreements between the Company and Jorgensen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         Attached  hereto as Exhibit  16.1 is a letter  from  Jorgensen  stating
                             -------------
whether he agrees with the statements made by the Company in this Form 8-K.

         On March 9, 2001, the Board of Directors of the Company selected Tauber & Balser, P.C., as the independent public accountants to examine the financial statements of the Company for fiscal year 2000. The Company has not consulted with Tauber & Balser, P.C. prior to its engagement regarding (i) either the application of accounting principles to a specific transaction, either completed or prosposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event within the meaning of Item 304(a)(1) of Regulation S-K.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     TRIBEWORKS, INC.



Date:  April 13, 2001                   By: /s/ Duncan Kennedy

                                           -------------------------------------
                                           Duncan Kennedy
                                           President and Chief Executive Officer